FOR IMMEDIATE RELEASE
Media Contact: Stacey Corso
510.735.2667
scorso@ziprealty.com

ZipRealty Files Shelf Registration

EMERYVILLE, Calif., Jan.17, 2014 − ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR) today announced that is has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC). When declared effective by the SEC, the registration statement will allow ZipRealty to issue various types of equity securities, including common stock, preferred stock, and warrants to purchase any of such securities, from time to time up to an aggregate amount of $50 million. In addition, selling shareholder Benchmark Capital may from time to time sell up to about 4.2 million shares of common stock.

Lanny Baker, ZipRealty President and Chief Executive Officer, said, “Filing a shelf registration is a prudent step to provide additional financial flexibility for the Company. Although we do not have immediate plans for raising and using this additional capital, we anticipate that a shelf registration will provide more efficient access to the capital markets and allow the Company to act opportunistically in support of our growth objectives.”

After the shelf registration statement becomes effective, the Company may offer and sell such securities through one or more methods of distribution, subject to market conditions and ZipRealty’s capital needs. The terms of any offering under the shelf registration statement will be established at the time of such offering and will be described in a prospectus supplement filed with the SEC prior to completion of the offering.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of the securities covered under the shelf registration statement will be made solely by means of a prospectus and an accompanying prospectus supplement relating to that offer.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via their website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. ZipRealty`s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 20 markets.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the impact of the filing of a Form S-3 shelf registration on the Company’s financial flexibility and access to capital markets. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2012. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

###
www.ziprealty.com